UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2006

Lifeline Therapeutics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	000-30489	90-0224471
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6400 S. Fiddler's Green Circle, Suite 1970, Greenwood Village, Colorado		80111
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	720-488-1711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On November 10, 2006, the management of Lifeline Therapeutics, Inc. (the "Company") determined that, due to sufficient accumulation of relevant historical data related to sales returns from a large retail customer, the Company will begin to recognize revenue from this retailer.

Staff Accounting Bulletin No. 104 ("SAB 104") precludes revenue recognition when right of return by the customer exists. In July 2005, the Company entered into a distribution agreement with a national retailer whereby, among other terms, sales are subject to a provision where the seller and buyer agree that all products shall be sold on a "sale or return" basis and the product can be returned by the consumer to the retailer for a full refund. Accordingly, all revenue and corresponding costs have been deferred by the Company until the point at which the Company has collected relevant historical return data to adequately estimate the amount of future returns of the product.

After analyzing retail sell-through data provided by the retailer and the Company's expectation of future customer sell-through trends, the Company has begun to recognize revenue from this retailer beginning with the three month period ended September 30, 2006. The basis for recognition is the retail sell-through and the estimate of reserves for returns based upon historical return data.

Revenue will be recognized and reserves for product returns will be estimated in future periods based on sell-through data provided by the retail customer and corresponding estimates of future product returns.

The Company issued a press release entitled "Lifeline Therapeutics, Inc. to Recognize Previously Deferred Retail Chain Revenue", which is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K that is being furnished pursuant to Item 7.01 (including Exhibit 99.1 relating to such Item) shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed incorporated by reference into any of the Company's filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release dated November 13, 2006, entitled "Lifeline Therapeutics, Inc. to Recognize Previously Deferred Retail Chain Revenue".

Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, applicable common law and Securities and Exchange Commission rules. The Company uses the words “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “plan,” “target” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties are difficult to predict accurately and may be beyond the control of the Company. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: unanticipated delays in completing the process of our restatement of historical financial statements and related audits; the Company’s ability to successfully expand its operations and manage its future growth; competition in the dietary supplement market; and the Company’s dependence on a limited number of significant customers and a single product for revenue. These and other additional risk factors and uncertainties are discussed in greater detail in the Company’s Annual Report on Form 10-KSB under the caption “Risk Factors”, and in other documents filed the Company from time to time with the Securities and Exchange Commission. Forward-looking statements made by the Company in this news release or elsewhere speak only as of the date made. New uncertainties and risks come up from time to time, and it is impossible for the Company to predict these events or how they may affect the Company. The Company has no duty to, and does not intend to, update or revise the forward-looking statements in this news release after the date it is issued. In light of these risks and uncertainties, investors should keep in mind that the results, events or developments disclosed in any forward-looking statement made in this news release may not occur.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeline Therapeutics, Inc.

November 13, 2006	By:	Gerald J. Houston

Name: Gerald J. Houston
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 13, 2006, entitled "Lifeline Therapeutics, Inc. to Recognize Previously Deferred Retail Chain Revenue".